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                                                                   Exhibit 10.15

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

            THIS NON-COMPETITION AND NON-SOLICITATION EMPLOYMENT AGREEMENT (the "Non-Competition Agreement"), dated as of this 19th day of November, 1998, is entered into by and among New Air Corporation (the "Company" or "Employer") and David Neeleman ("Executive"). In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

            1. NON-COMPETITION AND NON-COMPETITION COVENANT.

            1.1 NON-SOLICITATION For so long as Executive's shares of Class A-1 Common Stock continue to vest in accordance with the terms of that certain Restricted Stock Purchase Agreement between the Company and Executive dated September 18, 1998 and for one-year thereafter if the vesting of all such shares is accelerated pursuant to Section 5 thereof (the "Term"), Executive will not encourage or solicit any employee of the Company or any affiliate to leave the Company's or any affiliate's employ for any reason or interfere in any material manner with employment relationships at the time existing between the Company and its current employees, except as may be required in any bona fide termination decision regarding any Company employee

            1.2 NON-COMPETITION. During the Term, Executive shall not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with that which the Company is at the time conducting or proposing to conduct; PROVIDED, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly traded securities of any corporation or other enterprise which is not, at the time of such investment, engaged in a business geographically competitive with the Company's business.

            1.3 Executive acknowledges that the specialized nature of his knowledge of the Company's proprietary information, trade secrets and other intellectual property are such that a breach of his covenant not to compete contained in this Section 1 of this Non-Competition Agreement would necessarily and inevitably result in a disclosure, misappropriation and misuse of such proprietary information, trade secrets and other intellectual property. Accordingly, Executive acknowledges and agrees that such a breach would inflict unique and irreparable harm upon the Company and that the Company shall be entitled, in addition to its other rights and available remedies, to enforce, by injunction or decree of specific performance, Executive's obligations set forth herein.

            2. MISCELLANEOUS.

            2.1 NOTICES. All notices, demands and requests required by this Non-Competition Agreement shall be in writing and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service, (iii) five days after posting when sent by registered or certified mail, or (iv) on the date of transmission when sent by telegraph, telegram, telex, or other form of "hard copy"
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transmission, to either party hereto at the address set forth below or at such other address as either party may designate by notice pursuant to this Section
7.

            If to the Company, to:

            New Air Corporation
            6322 South 3000 East, Suite L201
            Salt Lake City, UT. 84121

            If to Executive, to:

            David Neeleman
            2445 East Haven Lane
            Salt Lake City, UT. 84117

            2.2 ASSIGNMENT. This Non-Competition Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that Executive may not assign, transfer or delegate his rights or obligations hereunder and any attempt to do so shall be void.

            2.3 ENTIRE AGREEMENT. This Non-Competition Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and all prior agreements, written or oral, are merged herein and are of no further force or effect. Executive has had an opportunity to review this Non-Competition Agreement with counsel of his own choice.

            2.4 AMENDMENT. This Non-Competition Agreement may be modified or amended only by a written agreement signed by the Company and Executive.

            2.5 WAIVERS. No waiver of any term or provision of this Non-Competition Agreement will be valid unless such waiver is in writing signed by the party against whom enforcement of the waiver is sought. The waiver of any term or provision of this Non-Competition Agreement shall not apply to any subsequent breach of this Non-Competition Agreement.

            2.6 COUNTERPARTS. This Non-Competition Agreement may be executed in several counterparts, each of WHICH shall be deemed an original, but together they shall constitute one and the same instrument.

            2.7 SEVERABILITY. The provisions of this Non-Competition Agreement shall be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Non-Competition Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Non-Competition Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.


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      2.8 GOVERNING LAW. THIS NON-COMPETITION AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE COMPANY AND EXECUTIVE HEREUNDER SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE.

      2.9 ARBITRATION. The Executive understands and agrees that, as a condition of his employment with the Company, any and all disputes that the Executive may have with the Company, or any of its employees, officers, directors, agents or assigns, which arise out of the Executive's employment or investment or compensation shall be resolved through final and binding arbitration, as specified in this Non-Competition Agreement. This shall include, without limitation, any controversy, claim or dispute of any kind, including disputes relating to any employment by the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, infliction of emotional distress, defamation and any claims of discrimination, harassment or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Securities Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of the Executive's employment with the Company or its termination. The only claims NOT covered by this Non-Competition Agreement are claims for benefits under the unemployment insurance or workers' compensation laws, and any claims pursuant to paragraph 5 of this Non-Competition Agreement which will be resolved pursuant to those laws. Any disputes and/or claims covered by this Non-Competition Agreement shall be submitted to final and binding arbitration to be conducted in New York City, New York, in accordance with the rules and regulations of the American Arbitration Association. The Executive and the Company will split the cost of the arbitration filing and hearing fees and the cost of the arbitrator. Each side will bear its own attorneys' fees, and the arbitrator will not have authority to award attorneys' fees UNLESS a statutory section at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator has authority to make such award as permitted by the statute in question. The arbitration shall be instead of any civil litigation; this means that the Executive is WAIVING ANY RIGHT TO A JURY TRIAL, and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.


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            IN WITNESS WHEREOF, the parties hereto have executed this
Non-Competition Agreement as of the date first above written.

                                       "COMPANY"
                                       NEW AIR CORPORATION

                                       By: /s/ Thomas E. Kelly
                                           ------------------------------------
                                       Name: Thomas E. Kelly
                                            -----------------------------------
                                       Title: Executive Vice President
                                             ----------------------------------

                                       "EXECUTIVE"

                                       /s/ David Neeleman
                                       ----------------------------------------
                                       David Neeleman


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